Exhibit 8.1

October 5, 2011

Wells Fargo & Company

    420 Montgomery Street

        San Francisco, California 94163

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $36,792,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the Dow Jones Industrial AverageSM due April 7, 2016 as described in the Company’s Pricing Supplement No. 127 dated September 28, 2011 (“Pricing Supplement 127”) to Product Supplement No. 2 dated June 17, 2010, the Prospectus Supplement dated April 23, 2010 (“the Prospectus Supplement”), and the Prospectus dated June 4, 2009 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-159738 (the “Registration Statement”), (ii) $1,909,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the S&P 500® Index due April 8, 2015 as described in the Company’s Pricing Supplement No. 129 dated September 28, 2011 (“Pricing Supplement 129”) to Product Supplement No. 1 dated April 23, 2010, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (iii) $2,270,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the iShares® MSCI Emerging Markets Index Fund due April 8, 2015 as described in the Company’s Pricing Supplement No. 130 dated September 28, 2011 (“Pricing Supplement 130”) to Product Supplement No. 4 dated May 28, 2010, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (iv) $2,384,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Commodity Basket due April 8, 2015 as described in the Company’s Pricing Supplement No. 133 dated September 28, 2011 (“Pricing Supplement 133”) to the Prospectus Supplement and the Prospectus contained in the Registration Statement, (v) $5,471,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Global ETF Basket due October 5, 2018 as described in the Company’s Pricing Supplement No. 128 dated September 28, 2011 to Product Supplement No. 10 dated November 11, 2010, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, and (vi) $12,142,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the Dow Jones Industrial AverageSM due April 6, 2018 as described in the Company’s Pricing Supplement No. 134 dated September 28, 2011 to Product Supplement No. 9 dated November 11, 2010, the Prospectus Supplement, and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Tax Consequences” in Pricing Supplements 127, 129, 130, and 133 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 133.

We hereby consent to the reference to us under the heading “Tax Consequences” in Pricing Supplements 127, 129, 130, and 133 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 133 and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP